EXHIBIT 2.1

Execution Copy

ASSET PURCHASE AGREEMENT

by and among

ICORECONNECT INC.,

ICORE MIDCO INC.,

ALLY COMMERCE, INC. dba FEATHERPAY,

and

CRAIG HAYNOR

January 1, 2024

i

ii

ASSET PURCHASE AGREEMENT

This ASSET PURCHASE AGREEMENT, dated as of January 1, 2024 (this “Agreement”), is by and among Ally Commerce, Inc. d/b/a FeatherPay, a Delaware Corporation (“Seller”), Craig Haynor (the “Seller Principal”), iCoreConnect Inc., a Delaware corporation (“Parent”), and iCore Midco, Inc., a Nevada Corporation and wholly-owned subsidiary of Parent (“Purchaser”). Seller, Seller Principal and Purchaser are each sometimes referred to herein individually as a “Party” and collectively as the “Parties”.

WHEREAS, Seller is engaged in the business of healthcare billing and payment processing (the “Business”);

WHEREAS, Purchaser desires to, among other things, acquire from Seller, and Seller desires to, among other things, assign to Purchaser, substantially all of the assets of Seller upon the terms and subject to the conditions set forth in this Agreement; and

WHEREAS, in connection with the transactions contemplated hereby, Seller Principal and the other stockholders of Seller (together with Seller Principal, “Seller Stockholders”) is entering into subscription agreements (the “Subscription Agreements”) with respect to, among other things, the Stock Consideration (as described below) to be issued to the Seller Principal (the “Purchaser Interests”) pursuant to this Agreement.

NOW, THEREFORE, in consideration of the foregoing and the representations, warranties, covenants and agreements set forth herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, intending to be legally bound hereby, agree as follows:

ARTICLE I

PURCHASE AND SALE

Section 1.1 Acquired Assets. Upon the terms and subject to the conditions set forth in this Agreement and on the basis of the representations, warranties, covenants and agreements contained herein, at the Closing as provided in Section 1.9, Seller shall contribute, assign, transfer, convey and deliver to Purchaser, and Purchaser shall acquire from Seller, all of Seller’s right, title and interest in and to all of the assets, properties, rights, Commitments and claims of Seller, of whatever kind and nature, real or personal, tangible or intangible, that are owned, leased or licensed by Seller or any of its affiliates at the Closing, other than the Excluded Assets (collectively, the “Acquired Assets”), in each case free and clear of Encumbrances, including:

(a) All trade accounts receivable, notes receivable, negotiable instruments and chattel paper (collectively, the “Accounts Receivable”);

(b) All equipment, maintenance materials, furniture, furnishings, fixtures, tools, equipment and other tangible personal property, wherever located (collectively, the “Equipment”);

(c) All Intellectual Property owned by Seller or any of their affiliates (“Business IP”);

(d) All trade secrets, confidential information, know-how, market surveys and technical know-how of Seller;

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(e) (i) all open purchase orders related to a client’s request to Seller to supply services and for which Seller has not completed the work related thereto, and (ii) all other Commitments listed on Section 1.1(g) of the Disclosure Schedule, other than (A) Seller Employee Benefit Plans or Commitments related to Seller Employee Benefit Plans or any collective bargaining agreement (or similar agreement or other labor union contract) and (B) any other Commitment that is an Excluded Liability (all of the Commitments covered by clauses (i) and (ii) are collectively referred to herein as the “Business Commitments”);

(f) All books and records, including all business records in any form or medium, research material, tangible data, documents, personnel records with respect to Transferred Employees, invoices, manuals, lists and correspondence regarding customers, vendors, service providers, sales and promotional literature, catalogs and advertising material used for the marketing of services, in each case whether stored or maintained in hard copy, digital or electronic format or otherwise (collectively, “Business Records”);

(g) All permits, approvals, authorizations, licenses, franchises, certificates, privileges, immunities, orders, registrations, easements and rights from Governmental Entities (collectively, “Permits”), to the extent transferable;

(h) All rights, causes of action, claims and credits to the extent relating to the Business, any Acquired Asset or any Assumed Liability, including any such items arising under insurance policies and all guarantees, warranties, indemnities and similar rights in favor of Seller in respect of any other Acquired Asset or any Assumed Liability;

(i) All telephone numbers, e-mail addresses and domain names related to the Business; and

(j) All goodwill generated by, and associated with, the Business.

Section 1.2 Excluded Assets. Seller will not sell, assign, transfer, convey or deliver to Purchaser, and Purchaser will not purchase, acquire or accept from Seller, the following assets, properties, rights, Commitments and claims (collectively, the “Excluded Assets”):

(a) All cash controlled by the Company whether in copmmercial banks or held elsewhere and cash equivalents including investments (collectively, the “Cash”);

(b) The Seller’s corporate charter, minute and stock record books, Tax Returns and Tax records, including notes, worksheets, files or other documents, checkbooks and cancelled checks;

(c) Any collective bargaining agreement, similar agreement or other labor union contract to which any Seller is a party;

(d) All Seller Employee Benefit Plans and any trusts, insurance arrangements or other assets held pursuant to, or set aside to fund the obligations of Seller under, any such Seller Employee Benefit Plans;

(e) All rights, claims and credits of Seller to the extent relating exclusively to any other Excluded Asset or any Excluded Liability;

(f) All of Seller’s insurance policies and rights thereunder and all rights to applicable claims, benefits and proceeds thereunder;

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(g) All rights of Seller under this Agreement and the Related Agreements;

(h) All rights of Seller with respect to any prepayment, deposit, rebate or refund of Taxes or other governmental charges, including any claim therefor, together with all interest paid or credited by a Governmental Entity with respect thereto; and

(i) The other property and assets expressly designated in Section 1.2(h) of the Disclosure Schedule.

Section 1.3 Assumed Liabilities. Upon the terms and subject to the conditions set forth in this Agreement, and on the basis of the representations, warranties, covenants and agreements contained herein, at the Closing as provided in Section 1.9, Purchaser will assume and be liable for, and will pay, perform and discharge as and when due, the following liabilities and obligations of Seller, as and to the extent not satisfied or extinguished as of the Closing (collectively, the “Assumed Liabilities”):

(a) All unperformed or unfulfilled obligations under the Business Commitments but excluding any Liability resulting from any delay, breach or default at or prior to the Closing, to the extent such Business Commitments, and all rights of Seller, are effectively assigned to Purchaser at the Closing, but excluding any Business Commitment constituting an Excluded Asset; and

(b) All other liabilities and obligations arising out of or relating to Business and the Acquired Assets, but only to the extent such obligations relate to the period after the Closing.

Section 1.4 Excluded Liabilities. Notwithstanding any provision of this Agreement or any Related Agreement to the contrary, and regardless of any disclosure to Purchaser, Purchaser will not assume or will not be liable for any Liability of Seller or any of its affiliates other than the Assumed Liabilities (collectively, the “Excluded Liabilities”), including:

(a) All Liabilities arising from or related to capital leases, debt instruments, loan documents, indentures, debentures, guarantees or other written obligations which involve indebtedness for borrowed money by Seller prior to the Closing;

(b) All Liabilities arising from or relating to any Commitment between Seller, on the one hand (other than Business Commitments), and any affiliate of Seller, on the other hand, and all intercompany payables or loans owed by Seller to any affiliate of Seller;

(c) All Liabilities arising from or relating to any collective bargaining agreement, similar agreement or other labor union contract to which any Seller is a party;

(d) All Liabilities arising under any Seller Employee Benefit Plan, including any employment agreements;

(e) All Liabilities arising prior to the Closing from or relating to any environmental, health or safety conditions or matters;

(f) All Liabilities to be paid by Seller pursuant to Section 5.2;

(g) All Specified Tax Liabilities;

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(h) All fees and expenses, including brokerage fees, commissions, finders’ fees or similar fee of Seller’s agents or representatives, including its attorneys, accountants, brokers, advisors, investment bankers, intermediary, finder or firm acting on behalf of Seller for all work performed up to and including the Closing;

(i) All Liabilities with respect to, arising out of or relating to any present or future claim or litigation involving the Business, which relate to a period prior to Closing;

(j) All Liabilities that are based upon, arise out of or relate to any Excluded Asset, any other Excluded Liability or any of Seller’s present or former businesses other than the Business;

(k) All fees and expenses owed by Seller to any Governmental Entity for periods beginning prior to the Closing; and

(l) All Liabilities of Seller arising under this Agreement and the Related Agreements.

(m) All Liabilities arising under any the Transaction Bonus Agreement, including any employment agreements;

Section 1.5 Performance of Excluded Liabilities. Seller will pay, perform or otherwise discharge as and when due all of the Excluded Liabilities.

Section 1.6 Consideration. At the Closing, as provided in Section 1.9, Parent shall:

(a) pay (or cause to be paid), on behalf of the Seller, to the applicable holders of indebtedness identified in Section 1.7(b) of the Disclosure Schedule, the applicable amounts in respect of the then outstanding indebtedness in accordance with the applicable Payoff Letters (as defined below);

(b) pay (or cause to be paid), on behalf of the Seller, such of the Transaction Expenses, if any and solely to the extent requested by the Seller to be paid from the closing proceeds, to such Persons and in such amounts as will be set forth in the Transaction Expenses Payoff Instructions (as defined below);

(c) pay (or cause to be paid) to the Seller by wire transfer of immediately available funds to the account or accounts designated by the Seller, an amount equal to $500,000, minus any amounts to be paid pursuant to Section 1.6(a) and (b) (the “Cash Consideration”);

(d) issue (or cause to be issued) to Seller Stockholders an aggregate of 480,000 shares of Parent Series A Preferred Stock, par value $0.0001 (the “Stock Consideration” and together with the Cash Consideration and the “Purchase Consideration”); and

For the avoidance of doubt, the Parties acknowledge that the issuance of the Purchase Consideration to Seller and Seller Stockholders is the aggregate consideration for Purchaser’s acquisition of the Acquired Assets and Purchaser’s assumption of the Assumed Liabilities, as well as for the non-competition and other restrictive covenants set forth herein.

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Section 1.7 Pre-Closing Deliverables. The Seller has delivered to the Buyer at least two Business Days prior to the date of this Agreement:

(a) a written statement (the “Closing Statement”) that includes and sets forth a good faith estimate of (i) the aggregate amount of indebtedness to be paid pursuant to Section 1.7(b)(i), and (ii) the aggregate amount of transaction expenses to be paid pursuant to Section 1.7(c);

(b) a payoff letter executed by each lender of indebtedness listed on Section 1.7(b) of the Disclosure Schedule, effective as of the Closing Date, which (i) indicates the total amount required to be paid to fully satisfy all obligations, fees, and expenses related to such indebtedness in connection with the Closing, and (ii) provides for, among other things, the release, discharge, removal, and termination of all Encumbrances on the Acquired Assets arising under any applicable agreement with such lenders upon payment of the amounts set forth therein (such payoff letters collectively, together with the required discharge statements, termination statements and originals of all pledged collateral to be returned to the Seller, the “Payoff Letters”); and

(c) a written statement that includes the amount of transaction expenses to be paid on behalf of the Seller pursuant to Section 1.7(b)(ii) (the “Transaction Expenses”), together with wire instructions, Internal Revenue Service Form W-9 certifying the Seller is not subject to any withholding and any other information necessary to effect the final payment in full thereof (the “Transaction Expenses Payoff Instructions”).

Section 1.8 Allocation of Purchase Consideration. The Purchase Consideration, as adjusted to reflect such other items properly taken into account as consideration for the Acquired Assets for U.S. federal income Tax purposes, will be allocated among the Acquired Assets and covenants described in Article IV as follows (the “Purchase Price Allocation Schedule”): (a) first, to the current assets of the Business included as Acquired Assets in an amount equal to the values of such assets set forth in the Closing Statement, as finally determined; (b) second, to the fixed assets of the Business included as Acquired Assets in an amount equal to the fair market value of such fixed assets; finally, the remainder to intangibles and goodwill. The Buyer and the Seller agree for all Tax reporting purposes to report the transactions contemplated by this Agreement in accordance with the Purchase Price Allocation Schedule and to not take any position (including during the course of any audit or other legal proceeding) inconsistent with such Purchase Price Allocation Schedule unless required by a final “determination” within the meaning of Section 1313 of the Code (and similar provisions of state, local or non-U.S. Law). Notwithstanding anything to the contrary herein, any amounts included within Assumed Liabilities (including deferred revenue) will be reported by the parties hereto for all applicable Tax purposes in a manner that does not result in the Buyer’s recognition of any income in respect of a deemed payment from the Seller to the Buyer in respect of such amounts (including deferred revenue).

Section 1.9 Closing. The closing of the transactions contemplated by this Agreement (the “Closing”) shall take place on the date of this Agreement simultaneous with the execution of this Agreement by all of the Parties hereto (the day of this Agreement being referred to herein as the “Closing Date”). The effective time of the Closing (the “Effective Time”) will be at 12:01 a.m. central time on the Closing Date. All proceedings to be taken and all documents to be executed and delivered by all parties at the Closing will be deemed to have been taken and executed simultaneously and no proceedings will be deemed to have been taken nor documents executed or delivered until all have been taken, executed and delivered.

Section 1.10 Closing Deliveries.

(a) At the Closing, Seller will deliver, or cause to be delivered, to Purchaser the items, documents and instruments set forth below, in form and substance reasonably satisfactory to Purchaser and its counsel.

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(i) Seller shall have delivered to Purchaser evidence of the receipt of all required Consents of Governmental Entities and all third party Consents necessary to enable Seller to consummate the transactions contemplated hereby.

(ii) Seller shall have delivered to Purchaser a certificate of good standing with respect to Seller, issued by the Secretary of State of the State of Delaware, which certificate shall be dated within seven days of the Closing Date.

(iii) Seller shall have delivered to Purchaser a copy of (A) the Certificate of Incorporation of Seller, certified by the Secretary of State of the State of Delaware, which such certified documents shall be dated within seven days of the Closing Date, (B) the bylaws of Seller as in effect on the Closing Date, and (C) written resolutions of the stockholders and board of directors of Seller authorizing and approving Seller’ entry into of this Agreement and performance and consummation of the transactions contemplated by this Agreement.

(iv) Seller shall have delivered to Purchaser bills of sale and instruments of assignment and transfer as may be reasonably necessary to vest in Purchaser all of Seller’ right, title and interest in and to the Acquired Assets, in each case, in form and substance reasonably satisfactory to Purchaser, duly executed by Seller (collectively, the “Assignment and Transfer Documents”).

(v) Seller shall have delivered to Purchaser the Payoff Letters.

(vi) The Seller Principal shall have delivered to Purchaser a counterpart to an employment agreement (the “Employment Agreements”) to be entered into as of the Closing Date between the Company and the Seller Principal, duly executed by such Seller Principal.

(vii) The Seller Stockholders shall have delivered to Parent a counterpart to the Subscription Agreements, duly executed by each such Seller Stockolder.

(viii) Seller shall have delivered to Purchaser a Transaction Bonus Release Agreement (as defined in the Disclosure Schedule), duly executed by Seller and each recipient of a transaction bonus.

(ix) Seller and Seller Principal shall have delivered to Purchaser such other documents and instruments as Purchaser or its counsel reasonably requests.

(b) At the Closing, Purchaser will deliver, or cause to be delivered, to Seller or Seller Principal, as applicable, the items, documents and instruments set forth below, in form and substance reasonably satisfactory to Seller and its counsel.

(i) Purchaser shall have delivered to Seller a certificate of good standing with respect to Purchaser, issued by the Secretary of State of Purchaser’s jurisdiction of formation, which certificate shall be dated within seven days of the Closing Date.

(ii) Purchaser shall have delivered to Seller the Assignment and Transfer Documents, evidencing, among other things, the assumption by Purchaser of the Assumed Liabilities, duly executed by Purchaser.

(iii) Purchaser shall have delivered to Seller Principal an counterpart to the Employment Agreement, duly executed by Purchaser.

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(iv) Parent shall have delivered to Seller Stockholders a counterpart to the Subscription Agreements.

(v) Purchaser shall have delivered the Offer Letters referred to in Section 5.1, subject to the conditions contained in such Section.

(vi) Purchaser shall have delivered to Seller such other documents and instruments as Seller or its counsel reasonably requests.

ARTICLE II

REPRESENTATIONS AND WARRANTIES

OF SELLER AND SELLER PRINCIPAL1

Except as set forth in the specific Section of the written statement identified as the Disclosure Schedule attached to this Agreement (the “Disclosure Schedule”) relating to a specific and corresponding Section below, or which it is readily apparent such written statement refers to a specific Section on its face, Seller and Seller Principal (severally but not jointly) represent and warrant to Purchaser as follows:

Section 2.1 Organization.

(a) Seller. Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted. Seller is duly qualified or licensed to do business and in good standing in each jurisdiction in which the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification or licensing necessary, except where the failure to be so duly qualified or in good standing would not, individually or in the aggregate, have a Seller Material Adverse Effect.

(b) Subsidiaries. Seller does not have, and have never had, any subsidiaries.

Section 2.2 Authorization; Validity of Agreements; Consents and Approvals; No Violations.

(a) Each of the Seller and Seller Principal have full power and authority to execute and deliver this Agreement and each of the Related Agreements to which it is a party and to consummate the transactions contemplated hereby and thereby. The execution, delivery and performance by Seller of this Agreement and each of the Related Agreements to which it is a party, and the consummation of the transactions contemplated hereby and thereby, have been duly authorized by its board of directors and stockholders, and no other action on the part of Seller is necessary to authorize the execution and delivery by Seller of this Agreement and each of the Related Agreements to which it is a party and the consummation by it of the transactions contemplated hereby and thereby. This Agreement and each of the Related Agreements to which Seller and Seller Principal is a party have been duly executed and delivered by Seller and Seller Principal, as applicable, and, assuming due and valid execution and delivery hereof and thereof by each other party thereto, are valid and binding obligations of Seller and Seller Principal, as applicable, enforceable against them in accordance with their respective terms, except that (i) such enforcement may be subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws, now or hereafter in effect, affecting creditors’ rights generally and (ii) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

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(b) Except for matters specifically described in this Agreement, neither the execution, delivery or performance by Seller and Seller Principal, as applicable, of this Agreement and each of the Related Agreements to which they are party nor the consummation by Seller or Seller Principal of the transactions contemplated hereby or thereby will (i) violate or conflict with any provision of any Governing Document of Seller; (ii) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration) under, or result in the creation of any Encumbrance upon any Equity Security or asset or property of Seller under any of the terms, conditions or provisions of, any Commitment to which Seller is a party or by which Seller or its properties or assets may be bound; (iii) violate any Order or any Law or (iv) require on the part of Seller any Consent from any Governmental Entity; except in the case of clause (ii) for such violations, breaches or defaults, the failure of which to obtain would not have a Seller Material Adverse Effect.

Section 2.3 Financial Statements; Receivables and Payables.

(a) Section 2.3(a) of the Disclosure Schedule contains Seller’ unaudited balance sheets and statements of income and retained earnings as of and for the calendar year ended December 31, 2022 (the “Financial Statements”). The Financial Statements have been based upon the information contained in Seller’ books and records, have been consistently applied, and present fairly in all respects the financial condition and results of operations of Seller as of the times and for the periods referred to therein. The unaudited balance sheet of Seller as of September 30, 2023 is referred to herein as the “Balance Sheet,” and September 30, 2023 is referred to herein as the “Balance Sheet Date”. The books, records and accounts of Seller accurately and fairly reflect, in reasonable detail, all transactions and all items of income and expense, assets and liabilities and accruals relating to Seller. Seller’ accountants have not notified Seller of any material weaknesses in internal accounting or other controls.

(b) All Accounts Receivable represent arm’s length sales in the Ordinary Course of Business, constitute valid claims of Seller, free and clear of all Encumbrances other than Permitted Encumbrances, and to the Knowledge of Seller are not subject to any dispute, claim, set-off or other defense or counterclaims other than returns in the Ordinary Course of Business. Since the Balance Sheet Date, (i) there have not been any write-offs as uncollectible of such Accounts Receivable, except for write-offs in the Ordinary Course of Business, (ii) there has not been a material change in the aggregate amount of such Accounts Receivable and amounts owing to Seller or the aging thereof, (iii) Seller has not engaged in (A) any trade loading practices or any other promotional sales or discount activity with any customers with the effect of accelerating to pre-Closing periods sales that would otherwise be expected (based on past practice) to occur in post-Closing periods, (B) any practice with the effect of accelerating to pre-Closing periods collections of receivables or payments by Seller, in each case that would otherwise be expected (based on past practice) to be made in pre-Closing periods, or (C) any other promotional sales, discount activity or deferred revenue activity and (iv) to the Knowledge of Seller there is no basis to doubt the collectability of such within payment terms. The accounts payable of the Business (collectively, the “Accounts Payable”) (x) have arisen from valid purchases or other transactions in the Ordinary Course of Business of Seller, and (y) have not been due for more than the time period permitted under the payment terms provided by or historically applicable to such vendor.

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(c) All Accounts Payable in excess of $2,000 individually are identified on Section 2.3(c) of the Disclosure Schedule.

Section 2.4 No Undisclosed Liabilities. Except for Liabilities (a) expressly disclosed, reflected or reserved against in the Balance Sheet, (b) incurred in the Ordinary Course of Business after the Balance Sheet Date, none of which result from, arise out of, relate to, is in the nature of, or was caused by any breach of Commitment, breach of warranty, tort, infringement or violation of applicable Laws, (c) consisting of obligations under any Commitments entered into by Seller in the Ordinary Course of Business (none of which obligations results from, arises out of, relates to, is in the nature of, or was caused by, any breach or violation by Seller of any such Commitment), or (d) disclosed on Section 2.4 of the Disclosure Schedule, Seller does not have any Liability (including any off-balance sheet Liabilities) that would be required to be reflected or reserved against in a balance sheet of Seller prepared in accordance with GAAP.

Section 2.5 Absence of Certain Changes. Except (a) as set forth on Section 2.5 of the Disclosure Schedule, (b) as disclosed in the Financial Statements, or (c) as expressly permitted by this Agreement, since December 31, 2022, Seller has conducted its business only in the Ordinary Course of Business, and Seller has not experienced any change that, in the aggregate, has had or could reasonably be expected to have a Seller Material Adverse Effect. Since December 31, 2022, Seller has not taken any of the following actions or permitted to occur any of the events specified below or committed to do any of the foregoing:

(a) (i) increased the compensation of any of its Personnel, except in the Ordinary Course of Business or pursuant to the terms of agreements or plans currently in effect and listed in the Disclosure Schedule, (ii) paid or agreed to pay any pension, retirement allowance, severance or other employee benefit not already required or provided for under any existing plan, agreement or arrangement listed in the Disclosure Schedule to any Personnel, (iii) committed itself to any additional pension, profit-sharing, bonus, incentive, deferred compensation, quota option, quota appreciation right, group insurance, severance, retirement or other employee benefit plan, agreement or arrangement, or to any employment, retention or consulting agreement with or for the benefit of any Personnel, (iv) except as required by Law, amended in any respect any such plan, agreement or arrangement, or (v) assumed, entered into, amended, altered or terminated any labor or collective bargaining agreement to which Seller is a party or is affected thereby;

(b) (i) acquired (by merger, consolidation or acquisition of quotas or assets) any corporation, partnership or other business organization or division thereof or any equity interest therein, or (ii) otherwise acquired any assets other than in the Ordinary Course of Business, other than (in the case of this clause (ii) only) any acquisition of inventory in the Ordinary Course of Business;

(c) adopted a plan of complete or partial liquidation or authorized or undertook a dissolution, merger, consolidation, restructuring, recapitalization or other reorganization;

(d) made or changed any Tax election, adopted or changed any Tax accounting method, entered into any “closing agreement” as described in Section 7121 of the Code (or any corresponding or similar provision of state, local, or non-U.S. Law), settled any Tax claim or assessment, surrendered any right to claim a Tax refund or credit in connection with any Tax claim or assessment or incurred any material liability for Taxes outside the Ordinary Course of Business; or

(e) changed any of the accounting methods or accounting practices unless required by Law.

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Section 2.6 Employee Benefit Plans.

(a) Section 2.6(a) of the Disclosure Schedule sets forth a list of all Seller Employee Benefit Plans. Seller has made available to Purchaser correct and complete copies of all documents embodying such Seller Employee Benefit Plans, including all amendments thereto.

(b) Each Seller Employee Benefit Plan has been maintained and administered in material compliance with its terms and with the requirements of any and all Laws and Orders and has been maintained, where required, in good standing with applicable regulatory authorities. All contributions, reserves or premium payments required to be made or accrued with respect to each Seller Employee Benefit Plan have been made or accrued. Seller has not incurred any obligation in connection with the termination of, or withdrawal from, any Seller Employee Benefit Plan.

(c) No Proceeding (excluding claims for benefits incurred in the Ordinary Course of Business) has been brought or is pending or, to the Knowledge of Seller, threatened against or with respect to any Seller Employee Benefit Plan or the assets or any fiduciary thereof (in that Person’s capacity as a fiduciary of such Seller Employee Benefit Plan). There are no audits, reviews, inquiries or proceedings pending or, to the Knowledge of Seller, threatened by any Governmental Entity with respect to any Seller Employee Benefit Plan.

(d) Except as set forth on Section 2.6(d) of the Disclosure Schedule, there is no Seller Employee Benefit Plan, contract, plan or other Commitment that, individually or collectively, would (i) give rise to the payment as a result of the transactions contemplated by this agreement of any amount that would not be deductible by Seller or (ii) accelerate the time of payment or vesting, or increase the amount of compensation, due to any individual. None of Seller Employee Benefit Plans otherwise limits or restricts Seller’ ability to terminate the employment of any employee for any reason with no liability.

Section 2.7 Litigation. None of Seller or any of its stockholders, directors or officers (in their respective capacities as such), is, or within the past five years has been, (a) subject to any Order or (b) a party to, or to the Knowledge of Seller, threatened to be made a party to, any Proceeding before any Governmental Entity or arbitrator or arbitral body, or by or against any third party, that, in the case of this clause (b), (i) seeks or sought equitable relief, (ii) seeks or sought a payment, or that alleged Losses, in any such case, in excess of $10,000, or (iii) questions or challenges the validity of this Agreement or the Related Agreements or any action taken or to be taken by Seller pursuant to this Agreement or the Related Agreements or in connection with the transactions contemplated hereby or thereby.

Section 2.8 No Default; Compliance with Laws; Permits.

(a) Seller is not, and has not been in the past five years, (i) in default or violation of any term, condition or provision of its Governing Documents or (ii) in default or violation in any material respect of any term, condition or provision of any Law, Order, arbitration award, concession or grant.

(b) Seller has all Permits that are material to the conduct of the business of, or the intended use of any properties of, Seller. All of the Permits are valid and in full force and effect in all material respects and will not be invalidated or otherwise affected by consummation of the transactions contemplated by this Agreement. No violations are or have been recorded in respect of any Permit, no event has occurred that would allow revocation or termination or that would result in the impairment of Seller’ rights with respect to any such Permit, and no proceeding is pending or, to the Knowledge of Seller, threatened, to revoke, limit or enforce any Permit.

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(c) Seller has not received any written communication since January 1, 2023 from a Governmental Entity that alleges that Seller has not in compliance in any material respect with any Law.

Section 2.9 Taxes.

(a) Seller has (i) timely filed all Tax Returns (as defined below) required to be filed with respect to the Acquired Assets or the Business or by Seller (taking into account applicable extensions) and all such Tax Returns are true, correct and complete in all material respects, and (ii) timely paid all Taxes due and payable with respect to the Acquired Assets or the Business or by Seller , other than such Taxes being contested in good faith by Seller and described in Section 2.9(a) of the Disclosure Schedule.

(b) There are no ongoing federal, state, local or foreign audits, examinations, investigations or other administrative proceedings or court proceedings with regard to any Tax Return of Seller with respect to the Acquired Assets or the Business. Seller has not, within the past five years, been contacted in writing by, and is not currently corresponding in writing with, any state or local government with respect to any failure to file Tax Returns or to pay any Taxes. Without limiting the foregoing, no claim has ever been made by any Governmental Entity in a jurisdiction where Seller does not file reports and Tax Returns that Seller is or may be subject to reporting or taxation by that jurisdiction.

(c) There are no outstanding written requests, Commitments, consents or waivers to extend the statutory period of limitations applicable to the assessment of any Taxes against Seller with respect to the Acquired Assets or the Business.

(d) Seller is not, and, within the past five years, has not been, a party to any written Commitment under which Seller has agreed to share the Tax Liability of any Person (other than any Commitment entered into in the Ordinary Course of Business the primary purpose of which is unrelated to Taxes).

(e) There are no Encumbrances for Taxes upon the assets of Seller which are not provided for in the Financial Statements, except Encumbrances for Taxes (i) not yet due and payable, or (ii) that are being contested in good faith by Seller and described in Section 2.9(e) of the Disclosure Schedule.

(f) All monies required to be withheld or collected for payment by Seller for the payment of Taxes, including for sales Taxes and from Persons for income Taxes, social security and other payroll Taxes, have been collected or withheld and timely paid (or are being held for timely payment) to the applicable Governmental Entity.

(g) Seller has not been a member of any Affiliated Group (as defined below). “Affiliated Group” as used herein has the meaning ascribed to such term in section 1504 of the Code or any similar state statute.

(h) Seller has not, either separately or as part of any Affiliated Group, filed a disclosure statement pursuant to Section 6662 of the Code, and was not required to file any such disclosure statement to avoid the imposition of any penalty, fine or addition to Tax.

(i) None of Seller or any of its Affiliates is bound, separately or as a group, by any Contract that has resulted in or would result in, separately or in the aggregate, in connection with this Agreement or the consummation of the transactions contemplated hereby, the payment of any “excess parachute payment” within the meaning of Section 280G of the Code.

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(j) None of Seller or any of its Affiliates, either separately or as part of any Affiliated Group, has participated in any way in any “reportable transaction” within the meaning of Treasury Regulation Section 1.6011-4 (as in effect at the relevant time) or any comparable Law of jurisdictions other than the United States.

(k) Seller has not distributed equity securities of another person, or has had its equity securities distributed by another Person, in a transaction that was purported or intended to be governed in whole or in part by Code Sections 355 or 361.

(l) Seller will not be required to include any item in income in, or exclude any item of deduction from, taxable income for any taxable period (or portion thereof) ending after the Closing Date as a result of any (i) change in method of accounting for a taxable period ending on or before the Closing Date, (ii) “closing agreement” as described in Section 7121 of the Code (or any corresponding or similar provision of state, local, or foreign law) entered into before the Closing Date, (iii) installment sale or open transaction disposition made on or before the Closing Date, or (iv) prepaid amount received on or before the Closing Date.

(m) Seller has been treated as a “C” corporation at all times since formation.

(n) “Tax” or “Taxes” means any and all taxes, including net income, gross receipts, excise, real or personal property, sales, withholding, social security, occupation, use, service, service use, value added, license, net worth, payroll, franchise, transfer, recording, gross income, alternative or add-on minimum, environmental, goods and services, capital stock, profits, single business, employment, severance, stamp, unemployment, customs and duties taxes, fees and charges, imposed by any Governmental Entity, and any charges, fees, levies or other assessments in the nature of a tax (whether domestic or foreign including any state, local or foreign government or any subdivision or taxing agency thereof (including a United States possession)), whether computed on a separate, consolidated, unitary, combined or any other basis; and such term shall include any interest, penalties or additional amounts imposed by a Governmental Entity with respect to any such taxes, charges, fees, levies or other assessments. “Tax Return” means and includes all returns, statements, declarations, estimates, forms, reports, information returns and any other documents (including all consolidated, affiliated, combined or unitary versions of the same), including all related and supporting information, filed or required to be filed with any Governmental Entity in connection with the determination, assessment, reporting, payment, collection or administration of any Taxes.

Section 2.10 Real Property.

(a) Seller does not own, and has never owned, any real property.

(b) Seller does not have any leases, subleases or other Commitments under which Seller uses or occupies or has the right to use or occupy, now or in the future, any real property.

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Section 2.11 Intellectual Property.

(a) Seller owns, or has sufficient license to use, all inventions, improvements, patents, utility models, designs, trade names, trade dress, trade secrets, trademarks, service marks, copyrights, know-how and other proprietary rights (including all grants, registrations or applications therefor), and all goodwill associated therewith (collectively, “Intellectual Property”), relating to Seller or necessary for the conduct of Seller’ operations as currently conducted (“Seller Intellectual Property”), and the consummation of the transactions contemplated hereby will not conflict with, alter or impair any such rights. Section 2.11(a) of the Disclosure Schedule sets forth a correct and complete list of all letters patent, patent applications, utility models, utility model applications, design registrations and applications, trade names, brand names, logos, material unregistered trademarks or service marks, trademark and service mark registrations and applications, copyright registrations and applications, and domain names, in all cases both domestic and foreign, included in Seller Intellectual Property. With respect to registered Seller Intellectual Property or applications therefor, Section 2.11(a) of the Disclosure Schedule sets forth a list of all jurisdictions in which such items are registered or applied for and all registration and application numbers and indicates any due dates for filings or payments concerning such Seller Intellectual Property (including office action responses, affidavits of use, affidavits of continuing use, renewals, requests for extension of time, maintenance fees, application fees and foreign convention priority filings) that fall due within 90 days of the Closing Date, whether or not such due dates are extendable. Seller is the owner of record of any application, registration or grant for each item of Seller Intellectual Property listed in Section 2.11(a) of the Disclosure Schedule, and has properly executed and recorded all documents necessary to perfect its title to all such Seller Intellectual Property. Seller has filed all documents and paid all Taxes, fees, and other financial obligations required to maintain in force and effect all Seller Intellectual Property listed in Section 2.11(a) of the Disclosure Schedule until the Closing.

(b) Section 2.11(b) of the Disclosure Schedule sets forth a correct and complete list of all Commitments with respect to any Intellectual Property (excluding computer software licenses and Desktop Software licenses). Except pursuant to the Commitments listed on Section 2.11(b) of the Disclosure Schedule, Seller has not granted any options, licenses or agreements of any kind relating to Seller Intellectual Property or the marketing or distribution thereof, except nonexclusive licenses to distributors and end-users in the Ordinary Course of Business. Except pursuant to the Commitments listed on Section 2.11(b) of the Disclosure Schedule, Seller is not bound by or a party to any options, licenses or agreements of any kind relating to the Intellectual Property of any other Person. Subject to the rights of third parties set forth in Section 2.11(b) of the Disclosure Schedule, all Intellectual Property listed in Section 2.11(a) of the Disclosure Schedule is free and clear of all Encumbrances. The conduct of the business of Seller as presently conducted and any of the products sold or services provided by Seller in connection therewith does not violate, conflict with or infringe the Intellectual Property rights of any other Person. To the Knowledge of Seller, neither the conduct of any other Person’s business, nor the nature of any of the product it sells or services it provides, infringes upon or is inconsistent with any Seller Intellectual Property. To the Knowledge of Seller, no other Person claims the right to use in connection with similar or closely related goods and in the same geographic area any mark which is identical or confusingly similar to any of the trademarks owned by Seller.

(c) (i) No claims are pending, or to the Knowledge of Seller, threatened, against Seller by any Person with respect to the ownership, validity, enforceability, effectiveness or use of any Seller Intellectual Property, and (ii) since January 1, 2023, Seller has not received any communication alleging that any Seller has violated any rights relating to the Intellectual Property of any Person.

(d) Seller is not making unauthorized use of any confidential information or trade secrets of any Person, including any former employer of any past or present Personnel. To the Knowledge of Seller, there have been no misappropriation of any material trade secrets or other material confidential or proprietary Seller Intellectual Property by any Person.

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Section 2.12 Commitments.

(a) Commitments. Except as set forth in Section 2.12(a) of the Disclosure Schedule, Seller is not a party to or bound by any of the following Commitments:

(i) consulting or independent contractor agreement, employment agreement, employee leasing agreement, or agreement restricting the employment or provision of services of any Personnel, other than at-will employment and consulting agreements that can be freely terminated by Seller without any severance or early termination payment or benefits becoming due;

(ii) employee collective bargaining agreement or other Commitment with any labor union or the employees of Seller;

(iii) covenant of Seller not to compete or other covenant restricting the Business (except as provided in Section 4.3);

(iv) lease or similar Commitment with any Person (other than Seller) under which (A) either Seller is lessee of, or holds or uses, any machinery, equipment, vehicle or other tangible personal property owned by any Person or (B) either Seller is a lessor or sublessor of, or makes available for use by any Person, any tangible personal property owned or leased by any Seller, in any such case that has an aggregate future liability or receivable, as the case may be, in excess of $10,000 and is not terminable by Seller by notice of not more than 60 days without payment or penalty;

(v) Commitment under which any Seller has borrowed any money from, established a line of credit with, or issued any note, bond, debenture or other evidence of indebtedness to, any Person (other than Seller) or any other note, bond, debenture or other evidence of indebtedness issued to any Person (other than Seller);

(vi) Commitment under which (A) any Person (including Seller) has directly or indirectly guaranteed indebtedness or Liabilities of Seller or (B) any Seller has directly or indirectly guaranteed indebtedness or Liabilities of any Person (in each case other than endorsements for the purpose of collection in the Ordinary Course of Business);

(vii) Commitment for any joint venture, partnership or similar agreement;

(viii) Commitment granting an Encumbrance upon any assets or properties of Seller;

(ix) Commitment providing for indemnification of any Person (other than Seller) with respect to Liabilities relating to any current or former business of Seller or any predecessor Person;

(x) Commitment (including a purchase order) involving payment by Seller of more than $5,000 or extending for a term of more than 180 days from the date of this Agreement (unless terminable without payment or penalty upon no more than 60 days’ notice);

(xi) Commitment (including a sales order) involving the obligation of Seller to deliver services for payment of more than $5,000 or extending for a term of more than 180 days from the date of this Agreement (unless terminable without payment or penalty upon no more than 60 days’ notice);

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(xii) Commitment for the sale of any asset or property of Seller or the grant of any preferential rights to purchase any assets or property of Seller or requiring the Consent of any party to the transfer thereof;

(xiii) any other Commitment to which Seller is a party or by or to which Seller or any of its assets or business is bound or subject to that has an aggregate future liability to any Person in excess of $10,000 and is not terminable by Seller by notice of not more than 60 days without payment or penalty; or

(xiv) Commitment other than as set forth above to which Seller is a party or by which Seller’s assets or business is bound or subject to that is material to Seller.

(b) All Commitments listed or disclosed or required to be listed or disclosed in the Disclosure Schedule (which, for the avoidance of doubt, includes all such Commitments listed or disclosed or required to be listed or disclosed under this Section 2.12 and all such other Commitments listed or disclosed or required to be listed or disclosed under any other Section of this ARTICLE II) (all of such Commitments, the “Material Commitments”) are valid, binding and in full force and effect and are enforceable by Seller, in accordance with their respective terms, and to the Knowledge of Seller, are enforceable by the other parties thereto in accordance with their respective terms. Seller has performed in all material respects all obligations required to be performed by Seller to date under all Material Commitments and Seller is not (with or without the lapse of time or the giving of notice, or both) in breach or default in any material respect thereunder and, to the Knowledge of Seller,no other party to any such Material Commitment is (with or without the lapse of time or the giving of notice, or both) in breach or default thereunder. Except as set forth on Section 2.12(b) of the Disclosure Schedule, Seller has received no notice of the intention of any party to terminate any Material Commitment. Complete and correct copies of all Material Commitments, together with all modifications and amendments thereto, have been made available to Purchaser.

(c) Section 2.12(c) of the Disclosure Schedule sets forth each Commitment to which any Seller is a party or by or to which any of Seller’ assets or business is bound or subject to (whether required to be listed or disclosed under this Section 2.12 or under any other Section of this ARTICLE II, or otherwise) with respect to which Consent of the other party or parties thereto must be obtained by virtue of the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby to avoid the termination of such Commitment, a breach, violation, default or penalty payment thereunder or any other change or modification to the terms thereof.

(d) Section 2.12(d) of the Disclosure Schedule contains a true, complete and correct description of all material terms of all oral Material Commitments.

Section 2.13 Title, Sufficiency and Condition of Assets.

(a) Seller has good, valid and insurable title to, or a valid leasehold interest in all Acquired Assets, including such assets which are tangible and intangible, free and clear of all Encumbrances other than Permitted Encumbrances.

(b) The Acquired Assets represent all of the assets necessary to conduct the Business of Seller as presently conducted, are of a quality and quantity sufficient to operate the Business as presently conducted, do not include any damaged, obsolete or items of below standard quality (ordinary wear and tear excepted), and represent all of the assets used or intended for use in the conduct of the Business of Seller.

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Section 2.14 Arrangements with Related Parties. No affiliate, stockholder, director or officer of Seller or, to the Knowledge of Seller, employee of Seller, is (a) a party to any Commitment, or involved in any business arrangement or relationship, with Seller (other than employment or severance arrangements entered into in the ordinary course of business), or (b) owns any property or right, tangible or intangible, which is used by Seller.

Section 2.15 Labor Matters.

(a) Seller is in compliance in all material respects with the terms, conditions and obligations contained in any such collective bargaining agreement, including any and all obligations to provide health or retirement benefits to Personnel covered by such collective bargaining agreements.

(b) There is, and since January 1, 2023, there has been, no labor strike, slowdown, work stoppage or lockout, pending against or otherwise affecting Seller (and, to the Knowledge of Seller, no such labor strike, slow down, work stoppage or lockout is threatened).

(c) There is no charge or complaint against Seller pending or, to the Knowledge of Seller, threatened, before any Governmental Entity relating to the employment or termination of employment of any current or former Personnel.

(d) Seller has discharged its obligations in full, and has complied with all Laws, with respect to hours, employment-related Taxes, immigration, legal qualification of employment status, occupational safety and health, worker’s compensation, salary, wages, commissions, bonuses, overtime pay, holiday pay, sick pay, vacation pay and all other benefits for its Personnel for all periods through the Closing.

(e) To the Knowledge of Seller, no employee of Seller intends to terminate employment with Seller prior to or following the Closing. To the Knowledge of Seller, no employee of Seller has taken any action which was calculated to dissuade any Personnel, representatives or agents of Seller from continuing their employment following the Closing.

(f) Section 2.15(f) of the Disclosure Schedule sets forth a true and complete list of the names, hire dates, current salary and/or wage rates, bonus entitlement, titles, accrued vacation pay and active or inactive status of all present employees of Seller (each, a “Business Employee”).

Section 2.16 Insurance.

(a) Section 2.16(a) of the Disclosure Schedule is a true and complete list of all insurance policies in force with respect to the Business or any of the Acquired Assets (the “Insurance Policies”), specifying the type of coverage, the amount of coverage, the premium, the insurer and the expiration date of each such policy. Copies of (i) all such policies and pending applications, if any, and (ii) a summary of the loss experience of Seller for the last five years under such policies have been made available to Purchaser.

(b) No notice of cancellation or termination of any insurance policy listed in Section 2.16(a) of the Disclosure Schedule has been received by Seller with respect to any such policy, and each such policy is legally valid, binding, enforceable and in full force and effect.

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(c) During the past five years, Seller has not been denied insurance for any reason with respect to any insurance policy for which it applied for the Business. Seller is not in breach or default under any policy listed in Section 2.16(a) of the Disclosure Schedule, and, to the Knowledge of Seller, no event has occurred which, with notice or the lapse of time, would constitute such a breach or default or permit termination, modification or acceleration, under any such policy; and Seller has not received any notice from the insurer disclaiming coverage or reserving rights with respect to a particular claim or such policy in general. Within the last five years, in connection with the conduct of the Business, Seller has not incurred any material loss, damage, expense or liability known to Seller and covered by any such insurance policy for which it has not properly asserted a claim under such policy.

Section 2.17 Brokers’ Fees. Seller does not have any Liability to pay any compensation to any broker, finder or agent with respect to the transactions for which Purchaser could become directly or indirectly liable.

Section 2.18 Customers and Suppliers.

(a) Section 2.18(a) of the Disclosure Schedule sets forth a list of the 10 largest customers (based on the dollar amount of sales) of Seller for 2023 from January 1 through August 31 (collectively, the “Key Customers”). Since January 1, 2023, none of the Key Customers has (x) terminated, not renewed, or reduced materially, or to the Knowledge of Seller is threatening to terminate, not renew or reduce materially, its business with Seller, and to the Knowledge of Seller none of the Key Customers has taken any action or demonstrated any intention to terminate, non-renew or materially reduce its business with Seller, (y) materially altered its pattern of payments to Seller or materially altered its business relationship with Seller, in each case to the detriment of Seller, or (z) to the Knowledge of Seller, made any material complaint to Seller or Seller Principal regarding pricing, product quality or service, or demanded any price adjustment material to the business done with such Key Customer.

(b) Section 2.18(b) of the Disclosure Schedule sets forth a list of the 10 largest suppliers (based on the dollar amount of total purchases) of Seller for 2023 from January 1 through August 31 (collectively, the “Key Suppliers”). Since January 1, 2023, none of the Key Suppliers has (x) terminated or not renewed its business or relationship with Seller or reduced materially its supply of materials, products, components or services to Seller, or to the Knowledge of Seller is threatening to do so, and to the Knowledge of Seller none of the Key Suppliers has taken any action or demonstrated any intention to terminate, non-renew or materially reduce its supply of materials, products, components or services to Seller, (y) materially altered its business relationship with Seller to the detriment of Seller, or (z) to the Knowledge of Seller, made any material complaint to Seller or Seller Principal regarding pricing or payment or demanded any price adjustment material to the business done with such Key Supplier.

(c) Since January 1, 2023, Seller (i) has continued all pricing, sales, receivables or payables production practices in the Ordinary Course of Business and (ii) has not engaged in (A) any practice with the intent of accelerating to pre-Closing periods collections of accounts receivable from customers that would otherwise be expected (based on past practice) to be made in post-Closing periods, (B) any promotional sales activity or granted discounts in a manner outside the Ordinary Course of Business, or (C) any forward purchasing programs with suppliers with the intent of accelerating to pre-Closing periods rebate or other income earned from such suppliers that would otherwise be expected (based on past practice) to be made in post-Closing periods.

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(d) The terms and conditions of any rebates payable to any Key Customer and the payment schedule with respect to such rebates, if any, are set forth in the applicable Commitment with such customer. Section 2.18(d) of the Disclosure Schedule sets forth the aggregate amount of accrued rebates payable as of the end of the most recent fiscal quarter of Seller ended prior to the date of this Agreement.

Section 2.19 Solvency. Seller is currently Solvent and, immediately after the consummation of the transactions contemplated hereby and the payment by Seller of all of Seller’ transaction expenses, Seller will be Solvent. For purposes of this Agreement, “Solvent” means that, as of the applicable date or time of determination, (a) the amount of the “fair saleable value” of the assets of Seller will, as of such date or time, exceed (i) the value of all “liabilities of such Person, including contingent and other liabilities,” as of such date or time, as such quoted terms are generally determined in accordance with applicable federal laws governing determinations of the insolvency of debtors, and (ii) the amount that will be required to pay the probable liabilities of Seller on its existing debts (including contingent liabilities) as such debts become absolute and matured, (b) Seller will not have, as of such date or time, an unreasonably small amount of capital for the operation of the businesses in which it is engaged or proposed to be engaged following such date, and (c) Seller will be able to pay its liabilities, including contingent and other liabilities, as they mature.

Section 2.20 Accuracy of Information Furnished. No representation, statement or information contained in this Agreement, any Related Agreement or any Commitment or other document made available or furnished to Purchaser or its representatives by or on behalf of Seller or Seller Principal contains any untrue statement of a material fact or omits any material fact necessary to make the information contained therein not misleading. To the Knowledge of Seller, there is no fact which Seller or Seller Principal has not disclosed to Purchaser in writing which has had or could reasonably be expected to have a material adverse effect upon the financial condition, results of operations, properties, business or prospects of the Business.

Section 2.21 No Other Representations and Warranties. Except for the representations and warranties contained in this Article II (including the related portions of the schedules attached hereto), neither Seller, Seller Principal nor any other Person has made or makes any other express or implied representation or warranty, either written or oral, on behalf of Seller or Seller Principal, including any representation or warranty as to the accuracy or completeness of any information, documents or material regarding the Business and the Acquired Assets furnished or made available to Purchaser or Parent and their representatives in any form (including any information, documents, or material delivered to Purchaser or Parent on behalf of Seller or Seller Principal for purposes of this Agreement or any management presentations made in expectation of the transactions contemplated hereby), or as to the future revenue, profitability, or success of the Business, or any representation or warranty arising from statute or otherwise in Law.

ARTICLE III

 REPRESENTATIONS AND WARRANTIES

WITH RESPECT TO Parent and PURCHASER

Each of Parent and Purchaser represents and warrants to Seller as follows:

Section 3.1 Organization. Parent is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada.

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Section 3.2 Authorization; Validity of Agreements. Each of Parent and Purchaser has full power and authority to execute and deliver this Agreement and each of the Related Agreements to which it is a party and to consummate the transactions contemplated hereby and thereby. The execution, delivery and performance by Purchaser of this Agreement and each of the Related Agreements to which it is a party, and the consummation of the transactions contemplated hereby and thereby, have been duly authorized and no other action on the part of Purchaser is necessary to authorize the execution and delivery by Purchaser of this Agreement and each of the Related Agreements to which it is a party and the consummation by it of the transactions contemplated hereby and thereby. This Agreement and each of the Related Agreements to which it is a party have been duly executed and delivered by Purchaser and, assuming due and valid execution and delivery hereof and thereof by the other parties thereto, are valid and binding obligations of Purchaser, enforceable against it in accordance with their respective terms, except that (a) such enforcement may be subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws, now or hereafter in effect, affecting creditors’ rights generally and (b) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

Section 3.3 Consents and Approvals; No Violations. Except as described in this Agreement, neither the execution, delivery or performance by Purchaser of this Agreement and each of the Related Agreements to which it is a party nor the consummation by Purchaser of the transactions contemplated hereby or thereby will (a) violate or conflict with any provision of any Governing Document of Purchaser; (b) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration) under, any of the terms, conditions or provisions of any Commitment to which Purchaser is a party or by which Purchaser or any of its properties or assets may be bound; (c) violate any Law; or (d) require on the part of Purchaser any filing or registration with, notification to, or authorization or Consent of, any Governmental Entity; except in the case of clause (b) for such violations, breaches or defaults, the failure of which to obtain would not have a material adverse effect on the ability of Purchaser to consummate the transactions contemplated hereby and perform its obligations hereunder (a “Purchaser Material Adverse Effect”).

Section 3.4 Litigation. There is no Proceeding pending against Purchaser by or before any court or Governmental Entity that (a) questions or challenges the validity of this Agreement or any action taken or to be taken by Purchaser or any of its affiliates pursuant to this Agreement or in connection with the transactions contemplated hereby, or (b) individually or in the aggregate, could reasonably be expected to have a material adverse effect on, or materially delay, the ability of Purchaser to consummate, the transactions contemplated hereby.

Section 3.5 Brokers’ Fees. Purchaser does not have any Liability to pay any compensation to any broker, finder or agent with respect to the transactions for which Seller could become directly or indirectly liable.

Section 3.6 Independent Investigation. Parent and Purchaser acknowledge and agree that: (a) in making its decision to enter into this Agreement and to consummate the transactions contemplated hereby, Parent and Purchaser have relied solely upon their own investigation and the express representations and warranties of Seller set forth in Article II of this Agreement (including related portions of the schedules attached hereto); and (b) neither Seller nor any other Person has made any representation or warranty as to Seller, the Business, the Acquired Assets or this Agreement, except as expressly set forth in Article II of this Agreement (including the related portions of the schedules attached hereto).

Section 3.7 Valid Issuance of Securities. The shares of Parent Series A Preferred Stock that comprise the Stock Consideration, when issued and delivered in accordance with the terms hereof for the consideration expressed herein, will be duly and validly issued, fully paid and nonassessable and free of restrictions on transfer, other than restrictions on transfer under any agreement between Parent and its stockholders and applicable state and federal securities laws and liens or encumbrances created by or imposed by Seller Stockholders. Assuming the accuracy of the representations of Seller in this Agreement, the shares of Parent Series A Preferred Stock that comprise the Stock Consideration will be issued in compliance with all applicable federal and state securities laws. No “bad actor” disqualifying event described in Rule 506(d)(1)(i)-(viii) of the Securities Act (a “Disqualification Event”) is applicable to Parent, except for a Disqualification Event as to which Rule 506(d)(2)(ii–iv) or (d)(3), is applicable.

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ARTICLE IV

COVENANTS

Section 4.1 Further Assurances. The Parties agree to execute and deliver all such other instruments and take all such other action as any Party may reasonably request from time to time after Closing and without payment of further consideration, in order to effectuate the transactions provided for in this Agreement and the Related Agreements. The Parties shall cooperate fully with each other and with their respective counsel and accountants in connection with any steps required to be taken as part of their respective obligations under this Agreement and the Related Agreements, including the preparation of financial statements and Tax Returns.

Section 4.2 Public Announcements. No Party shall make, or shall permit any of its affiliates or representatives to make, any public announcement of the transactions provided for in or contemplated by this Agreement or any of the Related Agreements unless the form and substance of the announcement are mutually agreed upon by Purchaser and Seller, which agreement shall not be unreasonably withheld, conditioned or delayed (but after having received such approval, a Party may thereafter disclose freely any information contained in such approved release or public statement without any need for further approval), or unless public disclosure is necessary to comply with Laws. Notwithstanding anything to the contrary in this Agreement, (a) Seller, Purchaser and their respective affiliates shall not be prevented from disclosing such information to their respective employees, equity owners, partners, prospective partners, investors, professional advisors, financing sources and prospective financing sources who have a need to know the information and who agree to keep such information confidential or are otherwise bound to confidentiality, and (b) such Persons’ financing sources and other professional advisors may publish “tombstones” or other customary announcements.

Section 4.3 Restrictive Covenants.

(a) Non-Compete; Non-Solicit; Non-Hire.

(i) During the period beginning on the Closing Date and ending on the second anniversary of the Closing Date (such period, the “Restricted Covenant Period”), neither Seller or Seller Principal (each, a “Restricted Person”) shall, nor shall any Restricted Person instruct any of their respective affiliates to, either alone or in conjunction with any other Person (including any affiliate), directly or indirectly (including as an equityholder, agent or investor of any Person or in any other capacity), (A) acquire, finance, own any interest in, manage, control, participate in, consult with, render services for, operate or in any manner engage in a business that is competitive with or similar to the Business (any of the foregoing, a “Competing Business Activity”); provided, however, that nothing in this Section shall preclude any Restricted Person from owning not more than 1% of the outstanding Equity Securities of any Person if such Equity Securities are listed on a national securities exchange, or (B) for the purpose of conducting or engaging in a Competing Business Activity, call upon, solicit, advise or otherwise do, or attempt to do, business with any clients, suppliers, customers or accounts of the Business. The geographic territory to which this Section 4.3(a)(i) extends is any territory or jurisdiction in the United States (the “Restricted Territory”).

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(ii) Each Restricted Person hereby covenants and agrees that during the Restricted Covenant Period, each Restricted Person shall not, and shall cause their respective affiliates not to, directly or indirectly (A) induce or attempt to induce any officer, employee, salesperson, representative or agent of Purchaser or any of Purchaser’s affiliates (including each Business Employee hired on or after the date hereof by Purchaser) (each of the foregoing Persons, a “Protected Person”) to leave the employ of Purchaser or any affiliate of Purchaser, (B) hire any Person who was a Protected Person at any time during the year prior to the date hereof or any Person who is otherwise a Protected Person during the Restricted Covenant Period, or (C) take any action that is designed or intended to negatively interfere with the relationship between Purchaser or any of its affiliates, on the one hand, and any Protected Person, on the other; provided, however, that nothing in this Section shall restrict or prohibit any Restricted Person from hiring any Protected Person who is referred to such Restricted Person through the use of search firms or employment agencies, provided that such search firm or employment agency has not been instructed by such Seller Party to specifically target such employee, consultant, independent contractor or subcontractor of Purchaser or any of Purchaser’s affiliates.

(iii) During the Restricted Covenant Period, no Restricted Person shall, and each Restricted Person shall cause its respective affiliates not to, (A) take any action that is designed or intended to have the effect of discouraging any lessor, licensor, customer, supplier, or other business associate of the Business from maintaining the same business relationships with the Business and Purchaser after the Closing as it maintained with the Business and/or Seller prior to the Closing, or (B) make or solicit or encourage others to make or solicit directly or indirectly any derogatory or negative statement or communication about Purchaser or any of its affiliates, the Business, or any of their respective businesses, products, services or activities; provided that such restriction shall not prohibit truthful testimony compelled by valid legal process.

(iv) If any provision contained in this Section 4.3(a) will for any reason be held invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability will not affect any other provisions of this Section 4.3(a), but this Section 4.3(a) will be construed as if such invalid, illegal or unenforceable provision had never been contained herein. It is the intention of the Parties that if any of the restrictions or covenants contained in this Section 4.3(a) is held to cover a geographic area or to be of a length of time which is not permitted by Law, or in any way construed to be too broad or to any extent invalid, such provision will not be construed to be null, void and of no effect. Instead, the Parties agree that a court of competent jurisdiction will construe, interpret, reform or judicially modify this Section 4.3(a) to provide for a covenant having the maximum enforceable geographic area, time period and other provisions (not greater than those contained herein) as will be valid and enforceable under such Law. In furtherance of the foregoing, the Parties intend that the covenants of this Section 4.3(a) shall be deemed to be a series of separate covenants, one for each county or province of each and every state, commonwealth, territory or jurisdiction of each county or province within the Restricted Territory and one for each month of the Restricted Covenant Period.

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(v) In the event that any Restricted Person is found to have breached any covenant in this Section 4.3(a), the time period provided for in that covenant shall be tolled (i.e.,it shall not run) with respect to the Restricted Person for so long as such Restricted Person was in violation of that covenant.

(vi) Nothing in this Section 4.3(a) shall limit any Person’s ability to file a charge or complaint with the Equal Employment Opportunity Commission, the National Labor Relations Board, the Occupational Safety and Health Administration, the Securities and Exchange Commission or any other governmental agency or commission (collectively, “Government Agencies”), nor does this Section 4.3(a) limit any Person’s ability to communicate with any Government Agencies or otherwise participate in any investigation or proceeding that may be conducted by any Government Agency, including providing documents or other information, without notice to Seller. Further, the Parties are hereby notified that under the Defend Trade Secrets Act: (i) no individual will be held criminally or civilly liable under federal or state trade secret Law for disclosure of a trade secret (as defined in the Economic Espionage Act) that is: (A) made in confidence to a federal, state, or local government official, either directly or indirectly, or to an attorney, and made solely for the purpose of reporting or investigating a suspected violation of Law; or (B) made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal so that it is not made public; and (ii) an individual who pursues a lawsuit for retaliation by an employer for reporting a suspected violation of the Law may disclose the trade secret to the attorney of the individual and use the trade secret information in the court proceeding, if the individual files any document containing the trade secret under seal, and does not disclose the trade secret, except as permitted by court order.

(b) Confidential Information. From and after the Closing Date, Seller will treat and hold as confidential any information concerning the Business that is not already generally available to the public (the “Confidential Information”), refrain from using any of the Confidential Information except in connection with this Agreement, and at any time upon the reasonable request of Purchaser deliver promptly to Purchaser or destroy, at the request and option of Purchaser, all tangible embodiments (and all copies) of the Confidential Information that are in such Seller’ possession or under such Seller’ control following the Closing Date. In the event that after the Closing Date Seller is required by oral question or request for information or documents in any legal proceeding, interrogatory, subpoena, civil investigative demand, or similar process to disclose any Confidential Information, Seller will promptly notify Purchaser of the request or requirement so that Purchaser may seek an appropriate protective order or waive compliance with the provisions of this Section 4.3(b). Notwithstanding the foregoing, Seller may retain copies of Confidential Information: (A) as required to perform its obligations or exercise or enforce its rights under this Agreement or any Related Agreement; (B) to operate the business of Seller and its Affiliates except as prohibited by Section 4.3(a); (C) that are Seller’s accounting and tax records; (D) that are related to the use of the Excluded Assets; or (E) to the extent that such retention is required to demonstrate compliance with applicable Law; provided, however, that any such information so retained shall be held in compliance with the terms of this Agreement.

Section 4.4 Transfer Taxes.

(a) Notwithstanding anything to the contrary contained herein, Purchaser and Seller shall each be liable for and shall pay fifty percent (50%) of all Transfer Taxes, if any, payable in connection with the sale and transfer of the Acquired Assets effected pursuant to this Agreement, and Purchaser and Seller shall cooperate in timely making all filings, returns, reports and forms as may be required to comply with the provisions of any Law relating to such Transfer Taxes.

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(b) Purchaser and Seller shall cooperate with each other in attempting to minimize such Transfer Taxes, if any.

(c) Purchaser shall provide to Seller, and Seller shall provide to Purchaser, all exemption certificates with respect to such Transfer Taxes that may be provided for under Law. Such certificates shall be in the form, and shall be signed by the proper Party, as provided under Law.

Section 4.5 Third-Party Consents.

(a) Notwithstanding anything in this Agreement to the contrary, to the extent that (i) any Business Commitment may not be properly assigned or transferred without the consent of a third-party, or if the assignment or attempted assignment of any Business Commitment, or the transfer, attempted transfer or deemed transfer of any Acquired Asset or Business Commitment would constitute a violation or breach of any Business Commitment or a violation of law, nothing in this Agreement will constitute an assignment or an attempted assignment or deemed assignment thereof and Purchaser will not assume or be deemed to assume any obligations thereunder or in connection therewith until properly assigned or transferred. In any such case, commencing on the Closing Date and for a period of 12 months thereafter, Seller and Purchaser will use commercially reasonable efforts to obtain any such consents, and Seller will be liable for any costs incurred in obtaining such consents.

(b) To the extent that the consents described in Section 4.5 are not obtained prior to Closing, Seller will use commercially reasonable efforts to (i) provide Purchaser with the economic benefits of any such Acquired Asset or Business Commitment until its termination date, (ii) cooperate in any lawful arrangement designed to provide such benefits to Purchaser and (iii) enforce, at the request and cost of and for the account of Purchaser, any rights of Seller arising from any such Acquired Asset or Business Commitment against any third party, including the right to elect to terminate in accordance with the terms thereof upon the advice of Purchaser.

(c) To the extent that Purchaser is provided the benefits of any Acquired Asset or Business Commitment pursuant to Section 4.5(a), Purchaser will perform the obligations of Seller thereunder or in connection therewith, at no cost to Seller, but only to the extent (i) that such action by Purchaser would not result in any default thereunder or in connection therewith and (ii) such performance pertains to the benefits provided to Purchaser.

Section 4.6 Excluded Liabilities. If Purchaser receives a claim or request for a payment that is an Excluded Liability, it will promptly forward such claim or request to Seller. If any Excluded Liabilities, including any penalties for any unpaid Excluded Liabilities, are not so paid, discharged or performed and if Purchaser reasonably determines that such failure will impact the use or enjoyment of the Acquired Assets by Purchaser or conduct of the Business, Purchaser may, at any time after the Closing Date, upon prior written notice to Seller, elect to pay, perform or discharge, as appropriate, any such Excluded Liability (but shall have no obligation to do so) and Seller shall reimburse Purchaser for any amounts Purchaser paid in respect of such Excluded Liabilities and/or penalties related thereto.

Section 4.7 Bulk Transfer Laws. Purchaser and Seller hereby waive compliance with the provisions of any so-called “bulk transfer law” of any jurisdiction in connection with the sale of the Acquired Assets to Purchaser.

Section 4.8 Proration of Taxes. For purposes of this Agreement, all tangible property tax and other ad valorem Taxes with respect to a taxable period that begins on or before the Closing Date and ends after the Closing Date shall be allocated to the Pre-Closing Tax Period by multiplying the amount of such Taxes for the entire period by a fraction, the numerator of which is the number of calendar days in that portion of such period and the denominator of which is the number of calendar days in such entire period.

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ARTICLE V

EMPLOYEE MATTERS

Section 5.1 Employment Offers. On the Closing Date, Purchaser may offer to employ each of the Business Employees pursuant to the terms of offer letters provided to Seller prior to the Closing (the “Offer Letters”); provided, however, that no Business Employee will have an obligation to accept employment with Purchaser as a condition to the Closing. The Business Employees who accept Purchaser’s offer of employment are collectively referred to herein as “Transferred Employees”. Purchaser agrees that, from and after the Closing Date, Purchaser shall grant the Transferred Employees credit for any service with Seller earned prior to the Closing Date, to the same extent recognized by Seller, (a) for eligibility and vesting purposes, and (b) for purposes of vacation accrual and severance benefit determinations under any benefit or compensation plan, program, agreement or arrangement maintained by Purchaser. Nothing in this Agreement will create a contract of employment or alter the at-will status of any Transferred Employees, and Purchaser will not be prohibited by this Section 5.1 from terminating the employment of any Transferred Employee for any reason following the Closing Date. Seller shall comply with all applicable employee and labor Laws to the extent applicable to the transactions contemplated by this Agreement, including this Section 5.1.

Section 5.2 Certain Employee Liabilities. Seller shall be responsible for the payment of all wages and other remuneration due to Business Employees with respect to their services as employees of Seller prior to the Closing, including payment for accrued but unused vacation pay and accrued and unpaid bonuses in accordance with Seller’ vacation and bonus policies. Without limiting the foregoing, Seller shall be liable for, and shall timely pay, all (a) stay bonus, retention bonus and other similar payments to be paid by Seller to any Business Employees in connection with a Business Employee’s employment with Seller, (b) transaction-related bonuses and change-of-control-related bonuses due to any Business Employees in connection with the transactions contemplated by this Agreement, (c) separation, severance, termination and other similar payments or benefits that are payable to Business Employees as a result of any transaction contemplated by this Agreement or otherwise, and (d) other liabilities relating to Business Employees to the extent arising or occurring during their employment with Seller or in connection with the transactions contemplated by this Agreement.

ARTICLE VI

INDEMNIFICATION

Section 6.1 Indemnification.

(a) Indemnification by Seller. Subject to Section 6.1(e), Seller hereby agrees to indemnify, defend and hold Parent, Purchaser, their officers, directors and affiliates (all of such persons are collectively referred to herein as the “Purchaser Indemnified Parties”) harmless from and in respect of any and all Losses that any of them may incur arising out of, in connection with, relating to or caused by:

(i) any inaccuracy or breach of (or in the event a third party alleges facts that, if true, would mean Seller has breached):

(A) any representation or warranty made by or with respect to Seller or Seller Principal contained in (x) this Agreement (including all representations and warranties included in ARTICLE II of this Agreement), or (y) any Related Agreement or (z) any certificate delivered by Seller or Seller Principal pursuant to this Agreement; or

(B) any covenant, undertaking or other agreement of Seller or Seller Principal contained in (x) this Agreement, (y) any Related Agreement or (z) any certificate delivered by Seller or Seller Principal pursuant to this Agreement;

(ii) any Excluded Liabilities

(iii) the Philips Dispute (as defined in Section 2.4 of the Disclosure Schedule); or

(iv) the failure to comply with applicable Laws relating to bulk sales and transfers, if applicable.

(b) Indemnification by Parent and Purchaser. Each of Parent and Purchaser agrees to indemnify, defend and hold Seller harmless from and in respect of any and all Losses that Seller may incur arising out of, in connection with, relating to or caused by any inaccuracy or breach of (or in the event a third party alleges facts that, if true, would mean Purchaser has breached):

(i) any representation or warranty made by or with respect to Parent or Purchaser contained in (A) this Agreement (including all representations and warranties included in ARTICLE III of this Agreement), (B) any Related Agreement or (C) any certificate delivered by Purchaser pursuant to this Agreement; or

(ii) any covenant, undertaking or other agreement of Parent or Purchaser contained in (A) this Agreement, (B) any Related Agreement or (C) any certificate delivered by Parent or Purchaser pursuant to this Agreement.

(c) Materiality Qualifiers. The parties acknowledge and agree that certain representations and warranties contained in this Agreement, Related Agreements and certificates and agreement delivered pursuant to this Agreement and Related Agreements are qualified by references to “material,” “materiality,” “material respects” and the like (including by reference to a dollar threshold), or by matters having or not having a “Seller Material Adverse Effect”. For purposes of (i) determining whether a representation or warranty in this Agreement, any Related Agreement or any certificate or agreement delivered pursuant to this Agreement or any Related Agreements has been breached or is inaccurate, and (ii) determining and calculating the amount of a claim and any related Loss resulting from such a breach or inaccuracy, all such materiality qualifiers shall be ignored and disregarded and the representations and warranties shall be construed without regard to any such materiality qualifiers therein contained.

(d) Survival of Representations, Warranties and Covenants. The representations, warranties and covenants of the Parties contained in this Agreement or in any instrument delivered pursuant hereto will survive the Closing Date and will remain in full force and effect (i) in the case of the Fundamental Representations, for the longer of (A) six (6) years following the Closing Date or (B) until the expiration of the applicable statutes of limitations; (ii) in the case of all other representations and warranties, and all covenants and agreements that are to be performed on or prior to the Closing Date, until the second anniversary of the Closing Date; and (iii) in the case of the covenants and agreements that by their terms are to be performed after the Closing Date, for the respective terms specified therein or, if no term is specified, until fully discharged; provided, however, that, in each case, such representations, warranties and covenants shall survive beyond their respective periods with respect to any inaccuracy therein or breach thereof, notice of which shall have been duly given within such applicable period in accordance with Section 6.1(e) hereof. Notwithstanding the foregoing, claims related to fraud or intentional breach with respect to this Agreement and the transactions contemplated hereby shall survive until the date on which the statute of limitations applicable to such claims has expired.

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(e) Limitations on Indemnification Obligations.

(i) Notwithstanding anything to the contrary contained herein, with respect to the indemnification obligations of Seller pursuant to Section 6.1(a)(i)(A), Seller shall not be obligated to indemnify the Purchaser Indemnified Parties under Section 6.1(a)(i)(A) unless the aggregate of all Losses for which Seller would, but for this Section 6.1(e), be obligated to indemnify the Purchaser Indemnified Parties under Section 6.1(a)(i)(A) (x) related to a single claim or series of related claims exceeds of $25,000 (the “Mini-Basket”), and (y) exceeds on a cumulative basis $500,000, at which point the Purchaser Indemnified Parties shall be entitled to all indemnification amounts under Section 6.1(a)(i)(A) from Seller, including the first full $500,000 of Losses; provided, however, that such limitation shall not apply (x) to any indemnification obligations arising from the Fundamental Representations, or (y) in the case of fraud or intentional breach with respect to this Agreement.

(ii) Except in the case of fraud or with respect to any breach of or inaccuracy in any Fundamental Representations, the maximum aggregate Liability of the Seller to indemnify the Purchaser Indemnified Parties for Losses under Section 6.1(a) shall not exceed $500,000.

(iii) With respect to any breach or inaccuracy in any Fundamental Representations, the maximum aggregate Liability of the Seller to indemnify the Purchaser Indemnified Parties for Losses under Section 6.1(a) shall not exceed $2,938,000.

(f) Indemnification Notice; Litigation Notice. If a party entitled to indemnity pursuant to Section 6.1(a) or Section 6.1(b) (the “Claimant”) has actual knowledge that it has suffered or incurred any Loss, it shall so notify the party which has an obligation to indemnify (the “Indemnifying Party”) promptly in writing describing such Loss in reasonable detail, the amount thereof, if known, and the method of computation of such Loss, all with reasonable particularity (the “Indemnification Notice”). If any Proceeding is instituted by or against a third party with respect to which the Claimant intends to claim any Liability or expense as a Loss under this ARTICLE VI, it shall promptly notify the Indemnifying Party in writing of such Proceeding describing such Loss, the amount thereof, if known, and the method of computation of such Loss, all with reasonable particularity (the “Litigation Notice”) in lieu of an Indemnification Notice. No failure or delay by the Claimant with respect to an Indemnification Notice or a Litigation Notice in the performance of the foregoing shall reduce or otherwise affect the indemnification or reimbursement obligations hereunder, except and only to the extent that such failure or delay shall have adversely affected the Indemnifying Party’s ability to defend against, settle or satisfy any Loss for which the indemnified party is entitled to indemnification or reimbursement hereunder.

(g) Source of Recovery. From and after the Closing, in order to satisfy any indemnification obligation for Losses payable to the Purchaser Indemnified Parties under Section 6.1(a)(except as with respect to Section 6.1(a)(iii)), the Purchaser Indemnified Parties shall seek recovery of such amounts (i) first, as an offset against, or forfeiture of, the Stock Consideration, and (ii) second, to the extent the Stock Consideration is insufficient to cover such Losses, then from Seller, subject to the limitations set forth in this Article VI.

(h) Defense of Third Person Claims.

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(i) The Indemnifying Party shall have 30 calendar days after receipt of the Litigation Notice to notify the Claimant that it elects to undertake, conduct and assume control (through counsel of Indemnifying Party’s choice reasonably acceptable to Claimant) any Proceeding instituted by a third party with respect to an identifiable claim (the “Election Notice”); provided¸ that, as a condition precedent to the Indemnifying Party’s right to assume control of such defense, the Indemnifying Party must (A) first demonstrate to Claimant in writing (1) reasonable evidence of the Indemnifying Party’s financial ability to provide indemnification to the extent provided hereunder to the Claimant with respect to such third party claim and (2) after giving effect to the application of the limitations in this ARTICLE VI, the Indemnifying Party would be responsible for a greater portion of the Losses related to such third party claim than the Claimant, and (B) agree to provide indemnification to the extent provided hereunder; provided, further, that the Indemnifying Party shall not have the right to assume control of such defense and shall pay the fees and expenses of counsel retained by the Claimant (to the extent required herein), if (1) the third party claim seeks an injunction or equitable relief, or relief for other than money damages against the Claimant that the Claimant reasonably determines, after conferring with its outside counsel, cannot be separated from any related claim for money damages, (2) the third party claim involves criminal proceeding, action, indictment, allegation or investigation that could reasonably be expected to involve incarceration of Claimant, any of its affiliates or any of their respective Personnel, (3) the parties to any such third party claim or threatened third party claim (including any impleaded parties) include both the Indemnifying Party and the Claimant and the Indemnifying Party shall have been advised in writing by counsel for the Claimant that there exists legal conflicts of interest pursuant to applicable rules of professional conduct between the Indemnifying Party and the Claimant, (4) the Indemnifying Party failed or is failing to diligently prosecute or defend such third party claim, or (5) the third party claim relates to or arises in connection with any environmental, health or safety conditions or matters; provided, however, that the Claimant shall not settle any such third party claim without the prior written consent of the Indemifying Party, which consent shall not be unreasonably withheld, conditioned or delayed..

(ii) If the Indemnifying Party timely gives the foregoing Election Notice, the Indemnifying Party shall have the right, subject to the provisos contained in the first sentence of Section 6.1(g)(i), to undertake, conduct and assume control, at the Indemnifying Party’s sole expense, the conduct and settlement of such Proceeding, and the Claimant shall reasonably cooperate with the Indemnifying Party in such Proceeding, including providing reasonable access to the Indemnifying Party to records and Personnel of Seller, as applicable; provided, however, (A) the Indemnifying Party shall conduct such Proceeding diligently and in good faith, (B) the Indemnifying Party shall permit the Claimant to participate, but not control, in such Proceeding through legal counsel chosen by the Claimant, but the fees and expenses of such legal counsel shall be borne solely by the Claimant (unless a conflict of interest exists between the Indemnifying Party and the Claimant, in which case the expense of Claimant’s legal counsel shall be borne by the Indemnifying Party), (C) upon a final determination of such Proceeding, the Indemnifying Party shall promptly reimburse the Claimant, to the extent required under this ARTICLE VI, for the full amount of any Loss incurred by the Claimant, except fees and expenses of legal counsel to be borne by Claimant pursuant to (B) above, and (D) the Indemnifying Party shall have the right to pay or settle any such Proceeding provided the Claimant has no Liability with respect to such settlement and the settlement does not impose injunctive or other equitable relief against the Claimant or encumber any of Claim’nt's assets.

(iii) If the Indemnifying Party gives a Disagreement Notice or does not give the foregoing Election Notice during such 30 day period or gives an Election Notice, but does not conduct the Proceeding diligently and in good faith, the Claimant shall have the right (but not the obligation) to defend, contest, settle or compromise such Proceeding in the exercise of its reasonable discretion. The Indemnifying Party shall be liable for the fees and expenses of counsel employed by the Claimant for any period during which the Indemnifying Party has not assumed (or is not entitled to assume) the defense of a Proceeding with respect to which an Indemnification Notice or a Litigation Notice has been issued by or on behalf of the Claimant.

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(i) Disagreement Notice. If the Indemnifying Party does not agree that the Claimant is entitled to full reimbursement for the amount specified in the Indemnification Notice or the Litigation Notice, as the case may be, the Indemnifying Party shall notify the Claimant (the “Disagreement Notice”) within 30 calendar days of its receipt of the Indemnification Notice or the Litigation Notice, as the case may be. Any dispute regarding the Indemnification provisions of this ARTICLE VI shall be resolved as provided for in Section 7.9 and Section 7.10.

(j) Calculation of Losses. The amount of any Loss will be determined net of any amounts actually recovered by the Purchaser Indemnified Parties under insurance policies (net of any deductibles or self-insurance retention amounts and any increases in premiums resulting therefrom) or other collateral sources (such as contractual indemnities of any Person which are contained outside of this Agreement) with respect to such Loss. Purchaser shall use Reasonable Efforts to make any insurance claims under applicable insurance policies then in effect that reasonably relate to and provide coverage with respect to any Loss for which any Purchaser Indemnified Party has been indemnified under this ARTICLE VI.

(k) Payment. Any payment pursuant to a claim for indemnification shall be made no later than 30 days after the amount of the claim is finally determined pursuant to this ARTICLE VI.

ARTICLE VII

MISCELLANEOUS

Section 7.1 Amendment and Modification. Subject to applicable Law, this Agreement may be amended, modified and supplemented in any and all respects by written agreement of the Parties with respect to any of the terms contained herein.

Section 7.2 Notices. All notices, consents and other communications that are required or may be given pursuant to the terms of this Agreement shall be in writing, and delivery shall be deemed sufficient and shall be deemed to have been duly given as follows: (a) on the actual date of service if delivered personally; (b) at the time of receipt if by email during business hours (or the next day if not during business hours); or (c) on the day after delivery to a nationally recognized overnight courier service during its business hours or the Express Mail service maintained by the United States Postal Service during its business hours for overnight delivery against receipt, and properly addressed as set forth in this Section 7.2:

If to Parent or Purchaser, to:

iCoreConnect Inc.

Attention: Jeff Stellinga

Email:

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with a copy (which copy shall not constitute notice hereunder) to:

ArentFox Schiff LLP

Attention: Cavas S. Pavri

E-mail:

If to Seller or Seller Principal, to:

Ally Commerce, Inc. d/b/a FeatherPay

Attention: Craig Haynor

E-mail:

with a copy (which copy shall not constitute notice hereunder) to:

Morris, Manning & Martin, LLP

Attention: Zachary D. Crowe

E-mail:

Any Party may change its address or other contact information for notice by giving notice to each other Party in accordance with the terms of this Section 7.2. In no event shall delivery to a copied Person alone constitute delivery to the party represented by such copied Person.

Section 7.3 Interpretation.

(a) The words “hereunder,” “hereof,” “hereto,” “herein” and “herewith” and words of similar import shall, unless otherwise stated, be construed to refer to this Agreement as a whole and not to any particular provision of this Agreement, and article, section, paragraph, exhibit and schedule references are to the articles, sections, paragraphs, exhibits and schedules of this Agreement unless otherwise specified. “Including” (and with correlative meaning “include”) as used in this Agreement and in the Related Agreements means including without limiting the generality of any description preceding such term. The words in this Agreement or any Related Agreement describing the singular number shall include the plural and vice versa, and words denoting any gender sha€l include all genders and words denoting natural persons shall include corporations and partnerships and vice versa. The phrase “made available” in this Agreement or any Related Agreement shall mean that the information referred to has been made available if requested by the Party to whom such information is to be made available. The phrases “the date of this Agreement,” “the date hereof” and terms of similar import, unless the context otherwise requires, shall be deemed to refer to the date first written in the Preamble of this Agreement.

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(b) As used in this Agreement:

(i) “affiliate” means, with respect to any specified Person, any other Person that directly or indirectly controls, is controlled by or is under direct or indirect common control, such specified Person. For the avoidance of doubt, directors, officers and employees of a Person shall be deemed “Affiliates” of such Person. As used in this definition, "control" (including, its correlative meanings "controlled by", "under common control with", "controlling" and "controlled"), when used with respect to any specified Person, means possession, directly or indirectly, of power to direct or cause the direction of management or policies of such Person (whether through ownership of ten percent (10%) or more of outstanding voting securities or partnership or other ownership interests, by Commitment or otherwise).

(ii) “Business Day” means a day, other than a Saturday or a Sunday, on which banking institutions in New York, New York are required to be open.

(iii) “Equity Securities” of any Person means capital stock, quota or partnership, membership or other ownership interest in or of such Person, or any other securities or similar rights with respect to such Person (including securities directly or indirectly convertible into or exchangeable or exercisable for any such stock, quota or interest, any phantom quota or quota appreciation right, or options, warrants, calls, commitments or rights of any kind to acquire any such stock, quota or interest).

(iv) “Commitment” means any contract, agreement, plan, understanding, undertaking, commitment or arrangement, whether written or oral, including any note, bond, mortgage, indenture, lease, license, sublicense, franchise, order or deed of trust.

(v) “Consent” means any consent, approval, filing, registration, notification, Permit, Order or authorization.

(vi) “Desktop Software” means any third party office productivity Computer Software that is licensed for use on desktop or laptop “PC-class” computers or related local area network servers other than by a written agreement executed by the licensee. Desktop Software includes software licensed by shrink wrap or click wrap licenses, the Microsoft Windows class of operating system software and Microsoft Office or similar office productivity software (including individual programs contained therein).

(vii) “Dispute” means a claims for money damages arising out of this Agreement for which an Indemnification Notice was provided by the applicable Claimant to the Indemnifying Party. For the avoidance of doubt, and notwithstanding the foregoing, a Dispute shall not include (A) a claim seeking provisional or urgent interlocutory relief, or (B) a claim seeking the enforcement of Section 4.3.

(viii) “Encumbrances” means all liens (statutory or otherwise), leases, mortgages, pledges, security interests, conditional sales agreements, charges, claims, covenants, options, easements, rights of way, rights of others or other restrictions (whether voting, sale, transfer, disposition or otherwise) of any kind, whether imposed by Commitment, understanding, Law, equity or otherwise and other encumbrances of any kind or nature whatsoever.

(ix) “Fundamental Representations” means the representations and warranties set forth in Section 2.1; Section 2.2; Section 2.9; Section 2.13; Section 2.17; Section 3.1; Section 3.2; and Section 3.5.

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(x) “GAAP” means United States generally accepted accounting principles.

(xi) “Governing Documents” means, with respect to any particular Person: (A) if a corporation, the articles or certificate of incorporation and the bylaws of such entity; (B) if a general partnership, the partnership agreement and any statement of partnership; (C) if a limited partnership, the limited partnership agreement and the certificate of limited partnership; (D) if a limited liability company, the articles or certificate of organization or formation and the operating agreement; (E) if another type of Person, any other charter or similar document adopted or filed in connection with the creation, formation or organization of such Person; (F) all equity holders' agreements, voting agreements, voting trust agreements, joint venture agreements, registration rights agreements or other agreements or documents relating to the organization, management or operation of such Person or relating to the rights, duties and obligations of the equity holders of such Person; and (G) any amendment or supplement to any of the foregoing.

(xii) “Governmental Entity” means any court, tribunal, arbitral body, government agency, department, regulatory or administrative authority, commission, board, bureau or instrumentality of any domestic or foreign governmental entity of any kind.

(xiii) “Knowledge of Seller” and words of similar import mean the actual knowledge of Seller Principal.

(xiv) “Law” means any law, statute, treaty, regulation, ordinance, code or any rule, Order, decree, judgment, judicial consent, settlement agreement, Permit, directive or governmental requirement enacted, promulgated, entered into, agreed or imposed by any Governmental Entity.

(xv) “Liability” means any liability, obligation, deficiency (whether known or unknown, whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, and whether due or to become due) of every kind and description, including any liability for Taxes, and any liability arising under any Commitment or undertaking.

(xvi) “Loss” or “Losses” means all damages, losses, obligations, Liabilities, Proceedings, Orders, Encumbrances, diminution of value, amounts paid in settlement, penalties, fines, assessments, Taxes, interest, costs and expenses, including costs and expenses of investigation, pursuit of claims and collection, defense, court costs and reasonable attorneys’ and consultants’ fees, investigation fees and expenses but excluding any punitive damages (except where claimed by a third party).

(xvii) “made available to Purchaser” means provided in writing prior to the date hereof by Seller or any of its representatives to Purchaser or its representatives.

(xviii) “Order” means any order, writ, judgment, award, injunction, finding or decree of any Governmental Entity.

(xix) “Ordinary Course of Business” means any action taken by a Person if such action is consistent in nature, scope, magnitude and frequency with the past practices of such Person and is taken in the ordinary course of the normal day-to-day operations of such Person.

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(xx) “Permitted Encumbrance” means any of the following: (A)statutory liens of carriers, workmen, warehousemen, repairmen, mechanics, contractors, materialmen and other similar Persons arising or incurred in the Ordinary Course of Business, and other liens imposed by applicable Laws for amounts which are not due and payable and which shall be paid in full and released at Closing; (B)liens for Taxes and other governmental assessments, charges or claims not yet due and payable; (C) purchase money liens securing rental payments under capital lease arrangements; (D) any Encumbrances created as a result of any act taken by or through the Purchaser or any of its affiliates; € (E) the Encumbrances set forth on Section 7.3(b)(xx) of the Disclosure Schedule.

(xxi) “Person” means any individual, firm, corporation (including not-for-profit), partnership (whether general or limited), joint venture, association, limited liability company, joint-stock company, estate, trust, unincorporated organization, or any other entity or organization of any kind or nature, or any Governmental Entity, officer, department, commission, board, bureau or instrumentality thereof.

(xxii) “Personnel” means any current or former director, officer, employee, representative, agent or contractor of Seller.

(xxiii) “Pre-Closing Tax Period” means any taxable period or a portion of a taxable period ending on or prior to the Closing Date.

(xxiv) “Proceeding” means any demand, claim, action, dispute, cause of action, arbitration, audit, hearing, investigation, inquiry, litigation, suit, charge, complaint, grievance, allegation, indictment, assessment, or legal, administrative or other proceeding.

(xxv) “Reasonable Efforts” shall mean the commercially reasonable efforts that a reasonable prudent person desirous of achieving a result would use in similar circumstances to achieve that result as expeditiously as reasonably possible.

(xxvi) “Related Agreements” means the Assignment and Transfer Documents, and the Employment Agreements and the Subscription Agreements.

(xxvii) “Seller Employee Benefit Plans” means each employee benefit plan; employment, bonus, incentive, profit sharing, quota purchase, quota option or other equity-based plan, program, agreement or arrangement; and each employment, change in control, severance, termination pay, salary continuation, retention, accrued leave, vacation, sick pay, sick leave, medical, hospitalization, life incurrence, disability, accident, profit-sharing, fringe benefit, pension, deferred compensation or other retirement or superannuation plan, fund, program, agreement, commitment or arrangement maintained, participated in or contributed to, or required to be contributed to, or with respect to which any liability is borne by Seller, including, without limitation, any such plan, fund, program, agreement, or arrangement sponsored by a Governmental Entity.

(xxviii) “Seller Material Adverse Effect” means any change, effect, event, condition, development, factor, circumstance, occurrence or state of facts that, individually or in the aggregate with all other changes, effects, events, conditions, developments, factors, circumstances, occurrences or state of facts, (A) has, or could reasonably be expected to have a material and adverse effect upon the business, condition (financial or otherwise), assets, Liabilities, operations or results of operations of Seller, or (B) materially and adversely affects the ability of Seller to perform its obligations hereunder or to consummate the transactions contemplated by this Agreement; provided, however, that no adverse change, effect, event, condition, development, factor, circumstance, occurrence or state of facts arising from or relating the following, in and of itself, shall be deemed to constitute a Seller Material Adverse Effect:(1) general business or economic conditions affecting the U.S. economy as a whole; (2) national or international political or U.S. social conditions, including the engagement by U.S. in hostilities, whether or not pursuant to the declaration of a national emergency or war or the occurrence of any military or terrorist attack, (3) financial, banking or securities markets (including any disruption thereof and any decline in the price of any security or any market index), (4) the taking of any action specifically contemplated by this Agreement and the Related Agreements, and (5) any failure by Seller to meet its internal financial projections; provided that the underlying causes of any such failure may be considered in determining whether there is a Seller Material Adverse Effect, so long as, in the case of clauses (1), (2) and (3), such changes, effects, events, conditions, developments, factors, circumstances, occurrences or state of facts do not adversely affect Seller in a disproportionate manner relative to similarly situated participants operating in the same industries in which Seller operates.

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(xxix) “Specified Tax Liability” means (except as otherwise provided under Section 4.4 (Transfer Taxes) or Section 4.8 (Proration of Taxes), all Liability for Taxes (A) of Seller, (B) of any member of an affiliated consolidated, combined or unitary group imposed on Seller of which Seller is or was a member prior to the Closing Date, (C) of any Person (other than Seller) imposed on Seller as a transferee or successor, by contract or pursuant to any Law which Taxes relate to an event or transaction occurring prior to the Closing Date; (D) with respect to the Business, the Acquired Assets or Assumed Liabilities for Pre-Closing Tax Periods (determined in accordance with Section 4.8 with respect to any personal property and ad valorem Taxes with respect to any Straddle Period), (E) arising out of, resulting from or incident to the consummation of the transactions contemplated by this Agreement, including bulk sales, bulk transfer or similar Taxes (irrespective of any obligation under applicable law regarding the payment and reporting of such Taxes), (F) payments under any Tax allocation, sharing or similar agreement (whether oral or written) of Seller, or (G) Taxes in respect of any Excluded Assets or Excluded Liabilities.

(xxx) “subsidiary” means, with respect to any Person, any corporation of which a majority of the total voting power of quotas entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other subsidiaries of such Person or a combination thereof, or any partnership, association or other business entity of which a majority of the partnership or other similar ownership interests is at the time owned or controlled, directly or indirectly, by such Person or one or more subsidiaries of such Person or a combination thereof. For purposes of this definition, a Person is deemed to have a majority ownership interest in a partnership, association or other business entity if such Person is allocated a majority of the gains or losses of such partnership, association or other business entity or is or controls the managing director or general partner of such partnership, association or other business entity.

(xxxi) “Transfer Taxes” means all sales, use, value added, documentary, stamp, gross receipts, deed, registration, transfer, capital, conveyance, excise, recording, license and other similar Taxes, fees and charges (including all applicable real estate transfer or gains Taxes and bulk sales).

(c) Any reference in this Agreement or any Related Agreement to any legislation or to any provision of any legislation shall include any amendment to, and any modification or re-enactment of, any legislative provision substituted therefor and all regulations and statutory instruments issued thereunder or pursuant thereto.

(d) The Parties have participated jointly in the negotiation and drafting of this Agreement and the Related Agreements. In the event an ambiguity or question of intent or interpretation arises, this Agreement and the Related Agreements shall be construed as if drafted jointly by the Parties and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any provisions of this Agreement or any Related Agreement.

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Section 7.4 Counterparts; Delivery. This Agreement may be executed in multiple original, PDF or facsimile counterparts, each of which shall be deemed an original, and all of which taken together shall be considered one and the same agreement. Each executed signature page to this Agreement and to each agreement and certificate delivered by a Party pursuant to this Agreement may be delivered by any of the methods described in Section 7.2 hereof, including via facsimile or e-mail, provided that such delivery is effected in accordance with the notice information provided for in Section 7.2 hereof. In the event that any signature to this Agreement or any agreement or certificate delivered pursuant hereto, or any amendment thereof, is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original thereof.

Section 7.5 Entire Agreement. This Agreement (including the Disclosure Schedule and the other documents and the instruments referred to herein, including the Related Agreements) constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the Parties with respect to the subject matter of this Agreement and the Related Agreements; provided that no concession is made that any prior agreement or understanding (oral or otherwise) exists.

Section 7.6 Parties in Interest. This Agreement shall be binding upon and inure to the benefit of each of the Parties and their respective successors and permitted assigns and nothing in this Agreement is intended to confer any rights or remedies under or by reason of this Agreement on any Person other than the Parties and their respective successors and permitted assigns; provided, however, that the Purchaser Indemnified Parties and Seller Indemnified Parties shall be third party beneficiaries of the covenants and agreements set forth in ARTICLE VI.

Section 7.7 Severability. The invalidity or unenforceability of any provision of this Agreement or any of the Related Agreements shall in no way affect the validity or enforceability of any other provision of this Agreement or any of the Related Agreements. Wherever possible, each provision hereof shall be interpreted in such a manner as to be effective and valid under Law. In case any one or more of the provisions contained herein or in any Related Agreement shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such provision or provisions shall be ineffective to the extent, but only to the extent, of such invalidity, illegality or unenforceability, without invalidating the remainder of such invalid, illegal or unenforceable provision or provisions or any other provisions hereof or such Related Agreement, unless such a construction would be unreasonable.

Section 7.8 Governing Law. All issues and questions concerning the construction, validity, enforcement and interpretation of this Agreement and the Schedules and Exhibits hereto shall be governed by, and construed in accordance with, the Laws of Delaware without giving effect to any choice of law or conflict of law rules or provisions that would cause the application of the Laws of any jurisdiction other than Delaware.

Section 7.9 Dispute Resolution for Direct Claims. In the event of a Dispute (provided that for the avoidance of doubt, this Section 7.9 shall not be applicable with respect to any claim for indemnification for which a Litigation Notice was provided) and the Indemnifying Party disputes all or any part of the Indemnification Notice relating to such Dispute, Purchaser and Seller shall first attempt to resolve such Dispute through direct negotiations. Any Party may initiate this process by making a written demand for direct negotiation that describes the Dispute to be negotiated in reasonable detail. At Purchaser’s option, such direct negotiations may be held telephonically or in person. No settlement reached in such negotiations under this Section 7.9 shall be binding until reduced to a writing signed by the applicable Parties. If the Dispute is not resolved within 20 Business Days after the date of the demand for direct negotiation, then Seller and/or Purchaser may petition to any court of competent jurisdiction in accordance with and pursuant to Section 7.10 to resolve such Dispute. Nothing in this Section 7.9 shall prevent any party from seeking injunctive relief under Section 7.10 (which injunctive relief, for the avoidance of doubt, may be sought prior to complying with this Section 7.9).

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Section 7.10 Court Proceedings; Jurisdiction. For the purpose of any Proceeding permitted by the terms of this Agreement to be filed in a court, which Proceeding is brought to enforce, challenge or construe the terms or making of this Agreement, and any Proceeding arising out of or related to this Agreement, each of the Parties submits to the exclusive jurisdiction of any court sitting in Florida in any such Proceeding, agrees that all claims in respect of in any such Proceeding may be heard and determined in any such court and agrees not to bring any action or proceeding arising out of or relating thereto in any other court. Each of the Parties waives any defense of inconvenient forum to the maintenance of any such Proceeding so brought and waives any bond, surety or other security that might be required of any other Party with respect thereto.

Section 7.11 Service of Process. Each Party irrevocably consents to the service of summons and complaint and any other process outside the territorial jurisdiction of the courts referred to in Section 7.10 hereof in any such action or proceeding by sending or delivering a copy of the process to the Party to be served at the address of the Party and in the manner provided for the giving of notices in Section 7.2 hereof. Seller agrees that such service upon receipt (a) shall be deemed in every respect effective service of process upon it in any such suit, action or proceeding and (b) shall, to the fullest extent permitted by applicable Law, be taken and held to be valid personal service upon and personal delivery to Seller. Nothing herein shall affect the right of any Party to serve process in any other manner permitted by applicable Law.

Section 7.12 Recovery of Fees by Prevailing Party. In any action at law or in equity to enforce any of the provisions or rights under this Agreement, the Party which does not prevail in such litigation, as determined by the court in a final judgment or decree, shall pay to the prevailing Party all costs, expenses and reasonable attorneys’ fees incurred by the prevailing Party, including such costs, expenses and fees of any appeals. If the prevailing Party shall recover judgment in any action or proceeding, its costs, expenses and attorneys’ fees shall be included as part of such judgment.

Section 7.13 Assignment. No Party to this Agreement or any Related Agreement shall have the right to assign or delegate his, her or its rights or duties hereunder or under any Related Agreement, in whole or in part, without the prior written consent of the other parties to this Agreement (if such assignment relates to this Agreement) or the other parties to such Related Agreement (if such assignment relates to such Related Agreement) in their sole discretion; provided, however, that Purchaser may assign any or all of its rights, interests and obligations under this Agreement or any Related Agreement to (a) one or more of its affiliates (in which case Purchaser nonetheless shall remain responsible for the performance of all of its obligations under this Agreement or such Related Agreement, as applicable), (b) any subsequent purchaser of Purchaser or all or any part of the business or assets of the Business (whether such sale is structured as a sale of stock or quotas, a sale of assets, a merger or otherwise) or (c) any lender of Purchaser or its affiliates as security for obligations to such lender in respect of any financing arrangements entered into by Purchaser or its affiliates, and any refinancings, extensions, refundings or renewals thereof, and any such lender may exercise all of the rights and remedies of Purchaser under this Agreement and each such Related Agreement, as applicable. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the Parties and their respective permitted successors and assigns. Any purported assignment in violation of this Section 7.13 shall be void.

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Section 7.14 Expenses. Except as set forth in this Agreement or the Related Agreements, all costs and expenses (including all legal, accounting, broker, finder or investment banker fees) incurred in connection with this Agreement, the Related Agreements and the transactions contemplated hereby and thereby are to be paid, in the case of Seller, by Seller, and in the case of Purchaser, by Purchaser.

Section 7.15 Waiver of Trial by Jury. THE PARTIES TO THIS AGREEMENT EACH HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION, OR CAUSE OF ACTION (I) ARISING UNDER THIS AGREEMENT OR (II) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO IN RESPECT OF THIS AGREEMENT OR ANY OF THE TRANSACTIONS RELATED HERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER IN CONTRACT, TORT, EQUITY, OR OTHERWISE AND REGARDLESS OF WHICH PARTY INITIATES SUCH ACTION OR PROCEEDING. THE PARTIES TO THIS AGREEMENT EACH HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION, OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY AND THAT THE PARTIES TO THIS AGREEMENT MAY FILE A COPY OF THIS AGREEMENT WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE IRREVOCABLE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

Section 7.16 Reserved

Section 7.17 Headings. Headings of the Articles and Sections of this Agreement, the Table of Contents, the Index of Exhibits, the Exhibits, the Index of Schedules, the Schedules, the Index of Defined Terms, and the schedules included in the Disclosure Schedule, are for convenience of the Parties only, and shall be given no substantive or interpretative effect whatsoever.

Section 7.18 Cumulative Remedies; No Waiver. Except as specifically set forth herein, the rights and remedies of the parties to this Agreement are cumulative and not alternative. No failure or delay on the part of any Party in exercising any right, power or remedy under this Agreement or any of the Related Agreements shall operate as a waiver of such right, power or remedy, and no single or partial exercise of any such right, power or remedy shall preclude any other or further exercise of such right, power or remedy or the exercise of any other right, power or remedy. To the maximum extent permitted by Law: (a) no claim or right arising out of this Agreement or any of the Related Agreements can be discharged by one Party, in whole or in part, by a waiver or renunciation of the claim or right unless in writing signed by the Party or Parties against whom the waiver is to be effective; (b) no waiver that may be given by a Party shall be applicable except in the specific instance for which it is given; and (c) no notice to or demand on one Party shall be deemed to be a waiver of any obligation of that Party or of the right of the Party giving such notice or demand to take further action without notice or demand as provided in this Agreement or any of the Related Agreements.

Section 7.19 Schedules, Disclosure Schedule and Exhibits. The Schedules hereto, the Disclosure Schedule and the Exhibits hereto are hereby incorporated by reference into, and made a part of, this Agreement.

[Remainder of Page Intentionally Left Blank]

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IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be signed as of the date first written above.

Parent:

iCoreConnect Inc.

By:	/s/ Robert P. McDermott
Name:	Robert P. McDermott
Title:	Chief Executive Officer

Purchaser

iCore Midco, Inc.

By:	/s/ Robert P. McDermott
Name:	Robert P. McDermott
Title:	President

Seller

Ally Commerce, Inc.

By:	/s/ Craig Haynor
Name:	Craig Haynor
Title:	CEO

Seller Principal

/s/ Craig Haynor
Craig Haynor

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